MEDIASHIFT NAMES RICK BARAN CHIEF FINANCIAL OFFICER

Former CFO of Clear Channel Media and Entertainment Tapped to Accelerate
Company Growth and Capitalize on New Market Opportunities

NEWPORT BEACH, Calif., May 14, 2013 – MediaShift, a leading digital advertising technology company that monetizes private WiFi networks and web publishing sites, while offering advertisers access to a rapidly growing audience platform for on-the-go consumers, today announced the appointment of Rick Baran as Chief Financial Officer, effective June 3.

In this role, Baran is responsible for MediaShift’s global finance functions, including financial planning and analysis, investor relations, accounting and controls, treasury, risk management, and mergers and acquisitions. With more than 20 years of financial, operations and strategic management experience, he has a track record of improving the performance of several multi-national corporations in the media and technology industries.

“Rick is a skilled financial executive with extensive experience directing the strategic performance of high-growth companies. His proven financial acumen in public companies, deep understanding of advertising operations, and strong industry relationships are uniquely suited to accelerate our growth and drive long-term shareholder value,” said MediaShift CEO David Grant. “He will be a vital asset to MediaShift as we build, what we hope to be, the largest WiFi ad network within hospitality and travel environments.”

Baran joins MediaShift from Clear Channel Media and Entertainment, where he served as Executive Vice President and CFO, and successfully led the financial planning and operations for 850 nationwide radio stations, including its iHeartRadio digital radio business. Previously, Baran was EVP and CFO for CBS TV Stations, where he was responsible for the financial performance of its nationwide network of CBS-owned and operated stations.

Earlier Baran was CFO of Tyco International, a $1.5 B global infrastructure business. He also spent a decade at GE, holding numerous financial leadership positions. Baran received a B.A. from the University of Massachusetts and an M.B.A. and J.D. from the University of Connecticut.

“Having spent the last five years in media, I’m well aware of what traditional ad models lack and what the industry needs as consumer patterns and technology evolve. There is a paradigm shift in how advertisers are reaching consumers,” said Rick Baran. “The ability to reach travelers and on-the-go consumers at multiple touch-points, in a seamless and unobtrusive manner, is a real game changer. I’m excited to join MediaShift, an impressive digital advertising technology company that possesses a disruptive business model and is well positioned for exponential growth. If you understand the premise of the MediaShift model, it’s hard not to get excited about the possibilities.”

Current CFO David Eastman will continue in his post until June 3, and will continue to serve as an advisor to MediaShift. He commented, “After 20 years of investing in high growth private companies, I am pleased to have helped launch MediaShift, to have taken it public via last year's merger, and to have completed the acquisition of Travora. Now is an excellent time to transition to a CFO with decades of public experience at the highest level of media and other industries.”

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About MediaShift

MediaShift is a digital advertising technology company that monetizes private WiFi networks and web publishing sites, while offering advertisers access to one of the fastest growing audience platforms targeting on-the-go consumers. Through AdVantage Networks, a wholly-owned subsidiary, patented technology enables operators of private WiFi networks to monetize their audiences through one of the fastest growing digital place-based ad technology platforms in the world. Through Travora, another wholly-owned subsidiary, advertisers can access a leading global travel ad network and leverage rich data profiles for exceptional audience segmentation, across multiple devices, while gaining unmatched data insights. To learn more visit: www.mediashift.com.

Forward Looking Statements

This press release includes statements relating to our efforts to grow our WiFi ad network within hospitality and travel environments that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our technology by technology, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with MediaShift’s business, please review MediaShift’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. You are cautioned not to place undue reliance on these forward looking statements, which are based on MediaShift's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Media Contact Kristin Martell (703) 407-8349 kristin@mtellgroup.com